AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2000

                                               REGISTRATION  NO.  333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             --------------------

                             DCH TECHNOLOGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

COLORADO                                  2810                84-349374
                                                              ---------
(State or Other Jurisdiction of    (Primary Standard          (I.R.S. Employer
Incorporation or Organization)     Industrial Classification  Identification
                                   Code)                      Number)


                           27811 AVENUE HOPKINS, #6
                          VALENCIA, CALIFORNIA 91355
                                (661) 775-8120
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                         Option Agreement - Schlichtig

                                DAVID A. WALKER
                                   PRESIDENT
                             DCH TECHNOLOGY, INC.
                           27811 AVENUE HOPKINS, #6
                          VALENCIA, CALIFORNIA 91355
                                (661) 775-8120
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                            -----------------------
                                   COPY TO:
                            CATHRYN S. GAWNE, ESQ.
                           SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                          PROPOSED
                                        PROPOSED          MAXIMUM
                                        MAXIMUM           AGGREGATE     AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE    OFFERING      REGISTRATION
TO BE REGISTERED       REGISTERED       PER UNIT (1)      PRICE         FEE
------------------------------------------------------------------------------------
Common Stock,
$.01 par value         15,000 shares     $0.90             $13,500       $3.56

Total                  15,000 shares     $0.90             $13,500       $3.56
------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                              --------------------
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in this Part I are being separately provided to our consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by DCH Technology, Inc. ("DCH") with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) Our Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission (File No. 000-26957) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the year ended December 31, 1998.

     (b) All other reports filed by us with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the effective date of the above-referenced Form 10-SB (August 12, 1999).

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of our Bylaws require us to indemnify, to the fullest extent allowed by the Colorado Business Corporation Act (the "CBCA"), any person who serves or who has served at any time as a director or an officer of DCH, and any director or officer who, at the request of us, serves or at any time has served as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer. This Article also provides that directors of DCH shall not be liable to us or any of our shareholders for monetary damages caused by a breach of fiduciary duty as a director.

     Sections 7-109-102 and 103 of the CBCA authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The above discussion of our Bylaws and the CBCA is only a summary and is qualified in our entirety by the full text of each of the foregoing.

     Directors and officers of DCH and its subsidiaries are covered by an insurance policy that insures them against certain losses, liabilities and expenses. The annual aggregate liability limit under the policy is $2,000,000. The policy contains numerous exclusions, including exclusions for personal profit, libel and slander and certain environmental liabilities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The shares of Common Stock being registered pursuant to this Registration Statement on Form S-8 were issued by us to a consultant, Roger Schlichtig, pursuant to the terms and conditions of an option agreement between Mr. Schlichtig and us. The consulting services involved the design of electronic assemblies for our sensor and fuel cell products. This issuance was made in a transaction not involving a public offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and was made without general solicitation or advertising. The consultant is a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares of Common Stock were being acquired for investment.

ITEM 8.  EXHIBITS.


     The  following Exhibits are filed as a part of this registration statement:

Exhibit Number  Description of Exhibit
--------------  ----------------------

 5.1            Opinion of Silicon Valley Law Group.

10.1            Option Agreement, dated December 31, 1999, between DCH and Roger
                Schlichtig.

23.1            Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2            Consent of Lucas, Horsfall, Murphy & Pindroh

ITEM 9.   UNDERTAKINGS

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Valencia, State of California, on February 1, 2000.

                                    DCH TECHNOLOGY, INC.

                                    By: /s/ David A. Walker
                                       _________________________
                                       David A. Walker
                                       President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                         DATE
---------                 ----                          ----

/s/ David A. Walker       President                     February 1, 2000
----------------------    and Director
David A. Walker           (principal executive and
                          accounting officer)


/s/ David P. Haberman     Vice President, Planning      February 1, 2000
----------------------    and Technology and Director
David P. Haberman

/s/ Randall S. Firestone          Director                 February 1, 2000
-----------------------------
Randall S. Firestone


/s/ Dr. William L. Firestone      Director                 February 1, 2000
-----------------------------
Dr. William L. Firestone


/s/ Daniel Teran                  Director                 February 1, 2000
-----------------------------
Daniel Teran


/s/ Robert S. Walker              Director                 February 1, 2000
-----------------------------
Robert S. Walker


/s/ Raymond N. Winkel             Director                 February 1, 2000
-----------------------------
Raymond N. Winkel

                                 EXHIBIT INDEX


Exhibit Number  Description of Exhibit
--------------  ----------------------

 5.1            Opinion of Silicon Valley Law Group

10.1            Option Agreement, dated December 31, 1999, between DCH and Roger
                Schlichtig.

23.1            Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2            Consent of Lucas, Horsfall, Murphy & Pindroh